Exhibit 99.1

FOR RELEASE:	IMMEDIATELY	CONTACT:	JAMES E. HURLBUTT
(847) 446-7500

STEPAN REPORTS RECORD FIRST QUARTER EARNINGS

     NORTHFIELD, Illinois, April 20, 2010 -- Stepan Company (NYSE: SCL) today reported record first quarter earnings for the period ended March 31, 2010.

  Net income rose 36 percent to $20.7 million.
  Net income, excluding deferred compensation plan income, rose 62 percent, from $12.0 million to $19.3 million (See Table II).
  Sales volume grew by eight percent.
SUMMARY
($ in thousands)	Three Months Ended March 31

			%
	2010	2009	Change
Net Sales	$337,030	$ 318,143	+ 6
Net Income	20,660	15,153	+	36
Net Income Excluding
Deferred Compensation *	19,327	11,953	+	62
Earnings per Diluted Share	$1.88	$1.43	+	31
Earnings per Diluted Share Excluding
Deferred Compensation *	$1.76	$1.13	+	56
* See Table II for a discussion of deferred compensation plan accounting.

FIRST QUARTER RESULTS

Net income for the quarter was $20.7 million, or $1.88 per diluted share, compared to $15.2 million, or $1.43 per diluted share, for the same quarter of 2009. All three business segments reported higher earnings on improved volume and a favorable sales mix. Total sales volume rose eight percent with each segment reporting increased volume.

  Surfactant gross profit rose by $7.9 million, or 19 percent, on a six percent increase in volume and a favorable mix of higher margin products.
  Polymer gross profit increased by $4.5 million, or 67 percent, as volume rose by 25 percent.
  Specialty Products gross profit increased by $2.5 million, or 100 percent. Volume rose 29 percent and the sales mix of higher margin products was favorable.
OPERATING EXPENSES
($ in thousands)	Three Months Ending March 31

	2010	2009	% Change
Marketing	$10,951	$9,313	+	18
Administrative - General	10,864	9,987	+ 9
Administrative - Deferred
Compensation Income	(1,801)	(5,520)	+	67
Research, development
and technical service	9,883	8,746	+	13

Total	$29,897	$22,526	+	33

Total operating expenses increased by 33 percent, or $7.4 million, due to:

($ in millions)

Deferred Compensation (See Table II)	$3.7
Performance Based Compensation Expense	0.7
European Product Registration (Regulatory)	0.6
Health Insurance	0.4
Foreign Currency Translation Effect (See Table III)	0.7
Other	1.3
Total Operating Expense Increase	$7.4

Excluding the effect of deferred compensation, operating expenses rose by $3.7 million, or 13 percent. Opportunities to further globalize our business have resulted in planned spending increases during 2010.

SEGMENT RESULTS

($ in thousands)	Three Months Ended March 31

	2010	2009	% Change
Net Sales
Surfactants	$262,313	$259,634	+ 1
Polymers	63,110	48,713	+ 30
Specialty Products	11,607	9,796	+ 18

Total Net Sales	$337,030	$318,143	+ 6

Net sales rose six percent due to higher sales volume (eight percent), higher foreign sales due to currency translation effect (four percent), partially offset by lower selling prices (six percent).

Surfactant gross profit rose by $7.9 million (19 percent). Sales volume rose by six percent. The majority of the volume and profit improvement was in North America. The sales volume growth came largely in the laundry and cleaning product category. Favorable sales mix also contributed to the higher earnings. Unlike North America, European surfactant profitability declined due to lower sales volume and unit margins declined slightly.

The polymer segment gross profit rose by $4.5 million, or 67 percent. Sales volume grew by 25 percent. The profit improvement was entirely in North America on sales of polyol and phthalic anhydride (PA). Sales volume of polyol in North America rose 19 percent. The majority of the polyol is used in insulation for new or replacement commercial roofs.

PA volume rose 25 percent from depressed 2009 first quarter levels. PA is used as a plasticizer in the automotive, housing, boating and recreational vehicles markets. PA profitability was up versus the year ago quarter due to lower raw material costs in inventory.

Specialty product gross profit increased by $2.5 million, or 100 percent. The improvement was due to a 29 percent increase in volume, improved sales mix of higher margin products and lower raw material costs.

OTHER INCOME AND EXPENSE

Interest expense declined $0.6 million (32 percent) due to lower debt levels.

The equity in the Philippine joint venture reported a small profit for the quarter compared to a loss a year ago.

The effective tax rate was 34.6 percent versus 34.8 percent a year ago. Recently passed health care legislation and related tax law changes had no impact on the Company’s other expenses and current provision for income taxes.

BALANCE SHEET

($ in millions)	3/31/10	12/31/09	3/31/09

Total Debt	$103.1	$104.1	$132.1
Cash	75.4	98.5	6.8

Net Debt	$27.7	$5.6	$125.3

Net debt rose by $22.1 million during the quarter due to higher working capital levels due to improved sales volumes.

The Company is in discussions with potential lenders to obtain $40 million of additional long term debt financing. The Company currently expects to obtain the debt financing during the second quarter of 2010 and intends to use the proceeds of the financing for capital expenditures, general corporate purposes, as well as, possible bolt-on acquisitions and felt the current interest rate environment was attractive.

OUTLOOK

“Our record first quarter earnings were the result of sustained margins and improved volumes across all three business segments,” said F. Quinn Stepan, Jr., President and Chief Executive Officer. “We believe our core markets provide opportunities for additional profit growth. We are presently adding new capabilities to our surfactant plant in Brazil and expanding our polyol plant in Germany. These and other investments should create the opportunity for us to sustain our earnings momentum.”

CONFERENCE CALL

Stepan Company will host a conference call to discuss the first quarter results at 2:00 p.m. Eastern Daylight Time on April 21, 2010. To listen to a live webcast of this call, please go to our Internet website at: www.stepan.com, click on investor relations, next click on conference calls and follow the directions on the screen.

Stepan Company, headquartered in Northfield, Illinois, is a leading producer of specialty and intermediate chemicals used in household, industrial, personal care, agricultural, food and insulation related products. The common and the convertible preferred stocks are traded on the New York and Chicago Stock Exchanges under the symbols SCL and SCLPR.

* * * * * Tables follow

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, and general economic conditions. These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

			Table I

STEPAN COMPANY
Statements of Income
For the Three Months Ended March 31, 2010 and 2009
(Unaudited – 000’s Omitted)

		Three Months Ended
		March 31

				%
	2010	2009	Change

Net Sales	$ 337,030	$ 318,143	+	6
Cost of Sales	273,478	269,448	+	1

Gross Profit	63,552	48,695	+	31

Operating Expenses:
Marketing	10,951	9,313	+	18
Administrative	9,063	4,467	+	103
Research, development and technical services	9,883	8,746	+	13

	29,897	22,526	+	33

Operating Income	33,655	26,169	+	29
Other Income (Expense):
Interest, net	(1,256)	(1,842)	-	32
Loss from equity in joint ventures	(571)	(807)	-	29
Other, net	(222)	(269)	-	17

	(2,049)	(2,918)	-	30

Income Before Provision for Income Taxes	31,606	23,251	+	36
Provision for Income Taxes	10,925	8,093	+	35

Net Income	$20,681	$15,158	+	36
Less: Net Income Attributable to the
Noncontrolling interest	(21)	(5)	+	NM

Net Income Attributable to Stepan Company	$20,660	$15,153	+	36

Net Income Per Common Share
Attributable to Stepan Company
Basic	$2.03	$1.53	+	33

Diluted	$1.88	$1.43	+	31

Shares Used to Compute Net Income Per
Common Share Attributable to Stepan
Company
Basic	10,099	9,776	+	3

Diluted	10,984	10,569	+	4

Table II

Deferred Compensation Plan

The full effect of the deferred compensation plan on quarterly pretax income was $2.2 million of income versus income of $5.2 million last year. The accounting for the deferred compensation plan results in operating income when the price of Stepan Company common stock or mutual funds held in the plan fall and expense when they rise. The Company also recognizes the change in value of mutual funds as investment income or loss. The quarter end market prices of Stepan Company common stock are as follows:

2010	2009		2008

3/31	12/31	3/31	12/31

$55.89	$64.81	$27.30	$46.99

The deferred compensation income statement impact is summarized below:

($ in thousands)	Three Months Ended March 31

	2010	2009
Deferred Compensation
Administrative (Expense) Income	$1,801	$5,520
Other, net – Mutual Fund Income (Loss)	349	(357)

Total Pretax	2,150	5,163

Total After Tax	$1,333	$3,200

Reconciliation of non-GAAP net income:

($ in thousands)	Three Months Ended March 31

	2010	2009

Net income excluding deferred compensation	$19,327	$11,953
Deferred compensation plan income	1,333	3,200

Net income as reported	$20,660	$15,153

Reconciliation of non-GAAP EPS:

	Three Months Ended March 31

	2010	2009

Earnings per diluted share excluding deferred
compensation	$1.76	$1.13
Deferred compensation plan income	0.12	0.30

Earnings per diluted share	$1.88	$1.43

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Table III

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. As a result, foreign subsidiary income statements are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. Because foreign exchange rates fluctuate against the U.S. dollar over time, foreign currency translation affects period-to-period comparisons of financial statement items (i.e. because foreign exchange rates fluctuate, similar period-to-period local currency results for a foreign subsidiary may translate into different U.S. dollar results). For the quarter ending March 31, 2010, the U.S. dollar weakened against nearly all the foreign currencies in the locations where the Company does business, when compared to the exchange rates for the quarter ending March 31, 2009. Consequently, reported net sales, expense and income amounts for the quarter ending March 31, 2010, were higher than they would have been had the foreign currency exchange rates remained constant with the rates for the same periods of 2009. Below is a table that presents the impact that foreign currency translation had on the changes in consolidated net sales and various income line items for the first quarter:

				Increase Due
	Three Months			to Foreign
($ in millions)	Ended March 31		Increase	Translation
	2010	2009
Net Sales	$ 337.0	$ 318.1	$18.9	$12.5
Gross Profit	63.6	48.7	14.9	1.9
Operating Income	33.7	26.2	7.5	1.2
Pretax Income	31.6	23.3	8.3	1.0

Table IV

Reconciliation of Non-GAAP Earnings Measure

($ in millions)	Three Months Ended March 31

			%
	2010	2009	Change
Net Income excluding deferred
compensation plan expenses	$19.3	$12.0	+ 62

Deferred Compensation Income	1.1	3.4

Deferred Compensation Investment Income	0.2	(0.2)

Net Income as Reported	$20.6	$15.2	+ 36

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, neither a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.